Exhibit 5.1

Seward & Kissel llp 901 K STREET, NW WASHINGTON, D.C. 2000

TELEPHONE: (202) 737-8833 FACSIMILE: (202) 737-5184 WWW.SEWKIS.COM	ONE BATTERY PARK PLAZA NEW YORK, NEW YORK 10004 TELEPHONE: (212) 574-1200 FACSIMILE: (212) 480-8421

[ ], 2020

[DRAFT FORM OF LEGALITY OF SHARES OPINION]

Wilshire wShares Enhanced Gold Trust

2 Park Avenue, 20th Floor

New York, New York 10016

Ladies and Gentlemen:

We have acted as counsel for Wilshire Phoenix Funds LLC, the sponsor ("Sponsor") of Wilshire wShares Enhanced Gold Trust, a Delaware statutory trust (the "Trust"), in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of [        ] shares of beneficial interest of the Trust (the "Shares").

As counsel for the Sponsor, we have participated in the preparation of the Trust's Registration Statement on Form S-1 to be filed with the Securities and Exchange Commission (the "Commission") to be declared effective by the Commission pursuant to paragraph (a) of Section 8 the Securities Act (the "Registration Statement") in which this letter is included as an exhibit. We have examined the Trust's Certificate of Trust and the Amended and Restated Trust Agreement of the Trust (the "Trust Agreement") and applicable amendments and supplements thereto and have relied upon such corporate records of the Trust and such other documents and certificates as to factual matters as we have deemed to be necessary to render the opinion expressed herein.

Based on such examination, we are of the opinion that the Shares to be offered for sale pursuant to the Registration Statement are duly authorized, and, when sold, issued and paid for as contemplated by the Registration Statement, will have been validly issued and will be fully paid and nonassessable under the laws of the State of Delaware.

Wilshire wShares Enhanced Gold Trust

[          ], 2020

We do not express an opinion with respect to any laws other than the laws of Delaware applicable to the due authorization, valid issuance and nonassessability of shares of beneficial interest of statutory trusts formed pursuant to the provisions of the Delaware Statutory Trust Act. Accordingly, our opinion does not extend to, among other laws, the federal securities laws or the securities or "blue sky" laws of Delaware or any other jurisdiction. Members of this firm are admitted to the bars of the State of New York and the District of Columbia.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the references to our firm therein.

Very truly yours,